UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): October 22, 2004


                           Mpower Holding Corporation
         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           Delaware                        0-32941             52-2232143
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(State or other jurisdiction of (Commission File Number)    (I.R.S. Employer
        incorporation)                                    Identification Number)

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                     175 Sully's Trail, Pittsford, NY     14534
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               (Address of principal executive offices) (zip code)


       Registrant's telephone number, including area code: (585) 218-6550
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Section 1.        Entry Into a Material Definitive Agreement.

Item 1.01         Entry Into a Material Definitive Agreement.

         Mpower Holding Corporation ("Holding"), the parent company of Mpower Communications Corp. ("Mpower"), a leading provider of broadband Internet access and telephone services to business customers, announced on October 22, 2004 that Holding and Mpower have entered into an asset purchase agreement to acquire ICG Communications' customer base and certain network assets in California (the "Agreement"). Under the terms of the Agreement, Mpower will acquire ICG's California retail and wholesale customers, a 1,412 route mile state-wide self-healing DWDM and SONET-based fiber ring connecting San Jose, San Francisco, Oakland, Sacramento, Stockton, Fresno, Bakersfield, San Diego, Anaheim and Los Angeles; 915 route miles of fully-survivable metropolitan SONET-based fiber rings in San Jose, San Francisco, Oakland, Sacramento, San Diego, and Los Angeles; which connect 128 commercial buildings; 33 of Mpower's existing collocations and 11 ICG collocations that will be added to the Mpower footprint.

Mpower will purchase these assets for $13.5 million in the form of (i)10,740,030 shares of Holding common stock and (ii) warrants to purchase another 2.0 million shares of Holding common stock with a strike price of $1.383. These shares and warrants will be issued to ICG, a privately held company recently acquired by Columbia Capital and M/C Venture Partners. As a result of this transaction, Holding's Board of Directors will be expanded by one seat. Mpower intends to assume certain of ICG's capitalized leases in California, including its long-term leases for its fiber network. These capitalized leases have an approximate value of $24 million.

Mpower has assumed management control of the retail and wholesale California customer base and network assets through a management contract, dated October 22, 2004. Mpower expects to close the acquisition before the end of 2004.

Section 3.        Securities and Trading Markets.

Item 3.02         Unregistered Sales of Equity Securities.

         The disclosures made in response to Item 1.01 above are incorporated herein by reference.

         The sale of Holding's common stock and warrants pursuant to the Agreement will be exempt from the registration requirements of the Securities Act of 1933 (the "Act") pursuant to Section 4(2) of the Act. Each purchaser is an "accredited investor" as that term is defined in Regulation D under the Act, and the securities were sold without any "general solicitation" within the meaning of Rule 502(c) of the Act by Holding, Mpower or their representatives and will not be sold by the purchasers through any such general solicitation.

Exhibit No.    Description of Document
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  10.01        Asset Purchase Agreement, dated October 22, 2004, by and among
               MCCC ICG Holdings, LLC, ICG Communications, INC., Mpower Holding
               Corporation and Mpower Communications Corp.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   MPOWER HOLDING CORPORATION
                                   (Registrant)



                                   By:  /s/ Russell I. Zuckerman
                                        ------------------------
                                        Name:  Russell I. Zuckerman
                                        Title: Senior Vice President,
                                               General Counsel and Secretary


Date:    October 27, 2004